UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) July 28, 2008
FOSTER WHEELER LTD.

(Exact Name of Registrant as Specified in Its Charter)
Bermuda

(State or Other Jurisdiction of Incorporation)

001-31305	22-3802649

(Commission File Number)	(IRS Employer Identification No.)

Perryville Corporate Park, Clinton, New Jersey	08809-4000

(Address of Principal Executive Offices)	(Zip Code)
(908) 730-4000

(Registrant’s Telephone Number, Including Area Code)
Not applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 7.01	Regulation FD Disclosure.
     Attached as Exhibit 99.1 to this report is the Foster Wheeler Ltd. (the “Company”) “Fact Book First Quarter 2008” for the fiscal quarter ended March 28, 2008 (the “1Q Fact Book”). The Company regularly provides a fact book to investors and posts it on its website. The Company is making the filing as a result of the Company’s decision to begin including certain categories of historical scope backlog and new orders booked data in the fact book, which the Company has not previously included in prior publications of the fact book or otherwise publicly disclosed. This new format of the 1Q Fact Book supersedes the format that was posted on the Company’s web site on May 7, 2008. The Company expects that subsequent quarterly editions of the fact book will be presented in this new format.
     In accordance with Regulation FD, the information in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibit(s)
99.1	Fact Book First Quarter 2008, dated July 28, 2008.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOSTER WHEELER LTD.
DATE: July 28, 2008	By:	/s/ Lisa Wood
		Name:	Lisa Wood
		Title:	Vice President and Controller

EXHIBIT INDEX

Exhibit Number	Description

99.1	Fact Book First Quarter 2008, dated July 28, 2008.